UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 21, 2011 (July 15, 2011)

CHINA SHENGDA PACKAGING GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34997	26-1559574
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 2 Beitang Road
Xiaoshan Economic and Technological Development Zone
Hangzhou, Zhejiang Province 311215
People's Republic of China
(Address of Principal Executive Offices)

86 - 571-82838805
(Registrant’s Telephone Number, Including Area Code)

___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On July 15, 2011, China Shengda Packaging Group Inc. (the “Company”) held an annual meeting (the “Annual Meeting”) of its shareholders at which a majority of the Company’s shareholders (i) elected each of the persons listed below to serve as a director of the Company for a term that will continue until the next annual meeting of stockholders, until a successor has been duly elected and qualified or the director’s earlier resignation, death or removal, (ii) ratified the appointment of Marcum Bernstein & Pinchuk LLP (“Marcum BP”) to serve as the Company’s independent registered public accounting firm for 2011, (iii) approved, on a non-binding, advisory basis, a resolution approving the compensation of the Company’s named executive officers described under the heading “Executive Compensation” in the Company’s proxy statement, and (iv) selected, on a non-binding, advisory basis, to hold an advisory shareholder vote on the compensation of the Company’s named executive officers on an annual basis.

The tabulation of voting results at the Annual Meeting is as follows:

Proposal 1: The election of directors

			Votes		Broker
Name	Votes For	Withheld	Against	Abstentions	Non-Votes
Nengbin Fang	29,371,015	-	-	33,118	-
Congyi Fang	29,371,775	-	-	32,358	-
Zhihai Mao	29,372,033	-	-	32,100	-
Michael Zhang	29,371,775	-	-	32,358	-
Yaoquan Zhang	29,371,015	-	-	33,118	-

Proposal 2: The ratification of the appointment of Marcum BP as the Company’s independent registered public accounting firm for 2011

	Votes		Broker
Votes For	Against	Abstentions	Non-Votes
29,374,133	29,000	1,000	-

Proposal 3: Advisory, non-binding, vote on executive compensation

	Votes		Broker
Votes For	Against	Abstentions	Non-Votes
28,719,615	42,518	642,000	-

Proposal 4: Advisory, non-binding, vote on the frequency of an advisory vote on executive compensation

		Three		Broker
One Year	Two Years	Years	Abstentions	Non-Votes
13,819,330	5,900	10,761,055	4,817,848	-

In light of the voting results, the Company will hold an annual vote on the compensation of named executive officers in accordance with the stockholders’ recommendation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2011
CHINA SHENGDA PACKAGING GROUP INC.

By:/s/ Daliang Teng
Daliang Teng
Chief Executive Officer